Outbrain Announces Second Quarter 2023 Results
New York – August 8, 2023 — Outbrain Inc. (Nasdaq: OB), a leading technology platform that drives business results by engaging people across the open Internet, announced today financial results for the quarter ended June 30, 2023.
“We are pleased with our financial results for Q2, significantly exceeding our guidance for Adjusted EBITDA and ending the quarter at the high end of our Ex-TAC gross profit guidance with 5% sequential growth," said David Kostman, Co-CEO, Outbrain. “The launch of Onyx by OutbrainTM, our new branding platform for enterprise brands and agencies, leverages our premium publisher partnerships, significantly increases our total addressable market, and positions us to be one of the largest full-funnel partners for advertisers on the open web. Onyx's value proposition will meet a market need: predicting and delivering attention which will drive clear business outcomes and measurable ROI for awareness and consideration campaigns," added Kostman.
“Outbrain is well-positioned to support the industry-wide push for attention, a metric that goes beyond viewability and completion and instead provides better insights to determine an ad’s efficacy and impact. Leveraging the technology and data assets we’ve built for over a decade to predict user interests and to power publishers’ personalized news feeds, Onyx can help advertisers make more confident investments, fine-tune their media strategies, and achieve better brand outcomes,” added Yaron Galai, Outbrain’s Co-Founder and Co-CEO.
Second Quarter 2023 Key Financial Metrics:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions USD)	2023	2022	% Change	2023	2022	% Change
Revenue	$225.8	$250.9	(10)%	$457.6	$505.1	(9)%
Gross profit	44.0	48.7	(10)%	85.2	102.6	(17)%
Net income (loss)	11.3	(10.3)	209%	5.7	(12.2)	(147)%
Net cash provided by (used in) operating activities	1.8	1.5	21%	(18.7)	(1.1)	NM
Non-GAAP Financial Data*
Ex-TAC gross profit	54.6	59.3	(8)%	106.8	122.8	(13)%
Adjusted EBITDA	3.5	5.9	(40)%	4.2	17.5	(76)%
Adjusted net loss	(3.9)	(10.9)	64%	(8.4)	(11.0)	23%
Free cash flow	(2.2)	(8.9)	76%	(29.2)	(17.8)	(64)%
_____________________________
*     See non-GAAP reconciliations below
NM    Not meaningful
Second Quarter 2023 Financial Results
•Revenue of $225.8 million, a decrease of $25.1 million, or 10%, compared to $250.9 million in the prior year period, including net favorable foreign currency effects of approximately $0.8 million. The reported decrease was driven by lower revenue of approximately $55.7 million due to net revenue retention of 78% on existing media partners, partially offset by approximately $29.7 million, or 12%, of growth from new media partners1.
•Gross profit of $44.0 million, a 10% year-over-year decrease, compared to $48.7 million in the prior year period.

•Ex-TAC gross profit of $54.6 million, an 8% year-over-year decrease, compared to $59.3 million in the prior year period. The decrease was primarily driven by lower revenue levels.
•Net income of $11.3 million, compared to net loss of $10.3 million in the prior year period. Net income for the second quarter of 2023 reflected a pre-tax gain of $22.6 million recorded in connection with our partial repurchase of Convertible Notes, as described below, as well as pre-tax charges of $2.3 million related to the reduction in our global workforce of approximately 10%, which was announced in May.
•Adjusted net loss of $3.9 million compared to adjusted net loss of $10.9 million in the prior year period.
•Adjusted EBITDA of $3.5 million compared to Adjusted EBITDA of $5.9 million in the prior year period, primarily reflecting lower Ex-TAC gross profit, partially offset by lower operating expenses. Adjusted EBITDA in the current year period included net favorable foreign currency effects of approximately $1.9 million.
•Net cash provided by operating activities of $1.8 million in the period; free cash flow was use of cash of $2.2 million.
•Cash, cash equivalents and investments in marketable securities were $217.8 million, comprised of cash and cash equivalents of $59.8 million and investments in marketable securities of $158.0 million, as of June 30, 2023.
•Our balance sheet as of June 30, 2023 included convertible notes of $118.0 million, reflecting our April 2023 repurchase of $118.0 million of convertible notes for approximately $96.2 million in cash, including accrued interest, representing a discount of approximately 19% to the principal amount of the repurchased notes.
As of June 30, 2023, we have repurchased a total of 1,513,073 shares for $7.1 million, including commissions, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $22.9 million as of June 30, 2023.
2023 Full Year and Third Quarter Guidance
The following forward-looking statements reflect our expectations for 2023. For the third quarter ending September 30, 2023, we expect:
•Ex-TAC gross profit of $56.5 million to $59.5 million
•Adjusted EBITDA of $7.5 million to $9.5 million
For the full year ending December 31, 2023, we expect:
•Ex TAC Gross Profit of at least $237 million, consistent with our previous guidance
•Adjusted EBITDA of at least $30 million, increasing our previous guidance
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
________________________________
1 We calculate media partner net revenue retention at the end of each quarter by starting with revenue generated on media partners’ properties in the same period in the prior year, “Prior Period Retention Revenue.” We then calculate the revenue generated on these same media partners’ properties in the current period, “Current Period Retention Revenue.” Current Period Retention Revenue reflects any expansions within the media partner relationships, such as any additional placements or properties on which we extend our recommendations, as well as contraction or attrition. Our media partner net revenue retention in a quarter equals the Current Period Retention Revenue divided by the Prior Period Retention Revenue. These amounts exclude certain revenue adjustments and revenue recognized on a net basis. New media partners are defined as those relationships in which revenue was not generated in the prior year period, except for limited instances where residual revenue was generated on a media partner’s properties. In such instances, the residual revenue would be excluded from net revenue retention above.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Tuesday, August 8 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-844-826-3035 or for international callers, 1-412-317-5195. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10179990. The replay will be available until August 22, 2023. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends and allocate our resources: Ex-TAC gross profit, Adjusted EBITDA, free cash flow, adjusted net income (loss) and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS or cash flows from operating activities presented in accordance with U.S. GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information being presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing third quarter and full year 2023 guidance on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.

Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, as well as Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on repurchase of convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on repurchase of convertible debt, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plan,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” "foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing conflict between Russia and Ukraine, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, and the pace of recovery or any resurgences of the COVID-19 pandemic, and the impact of unfavorable economic conditions and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict user engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure, which could adversely affect our business; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of, and the expected benefits from, our cost-saving measures, including our workforce reduction; any changes in management’s plans, assumptions, estimates and projections with respect to our cost-savings measures; the impact of the cost-saving measures, including the workforce reduction, on our business or strategy; and the risks described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed for the year ended December 31, 2022 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Outbrain
Outbrain (Nasdaq: OB) is a leading technology platform that drives business results by engaging people across the open internet. Outbrain predicts moments of engagement to drive measurable outcomes for advertisers and publishers using AI and machine learning across more than 7,000 online properties globally. Founded in 2006, Outbrain is headquartered in New York with offices in Israel and across the United States, Europe, Asia-Pacific, and South America.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)
Revenue	$225,800	$250,883	$457,574	$505,099
Cost of revenue:
Traffic acquisition costs	171,224	191,554	350,800	382,250
Other cost of revenue	10,555	10,610	21,598	20,199
Total cost of revenue	181,779	202,164	372,398	402,449
Gross profit	44,021	48,719	85,176	102,650
Operating expenses:
Research and development	10,041	10,519	19,352	20,947
Sales and marketing	25,896	28,122	51,644	55,517
General and administrative	15,743	12,957	31,149	28,991
Total operating expenses	51,680	51,598	102,145	105,455
Loss from operations	(7,659)	(2,879)	(16,969)	(2,805)
Other income (expense), net:
Gain on repurchase of convertible debt	22,594	—	22,594	—
Interest expense	(1,105)	(1,953)	(2,972)	(3,824)
Interest income and other income (expense), net	1,515	(3,828)	5,375	(4,909)
Total other income (expense), net	23,004	(5,781)	24,997	(8,733)
Income (loss) before provision for income taxes	15,345	(8,660)	8,028	(11,538)
Provision for income taxes	4,063	1,658	2,351	670
Net income (loss)	$11,282	$(10,318)	$5,677	$(12,208)

Weighted average shares outstanding:
Basic	51,223,988	57,590,308	51,329,055	57,414,636
Diluted	56,678,916	57,590,308	51,387,151	57,414,636

Net income (loss) per common share:
Basic	$0.22	($0.18)	$0.11	($0.21)
Diluted	$0.21	($0.18)	$0.11	($0.21)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,802	$105,580
Short-term investments in marketable securities	113,168	166,905
Accounts receivable, net of allowances	168,879	181,258
Prepaid expenses and other current assets	47,336	46,761
Total current assets	389,185	500,504
Non-current assets:
Long-term investments in marketable securities	44,828	78,761
Property, equipment and capitalized software, net	42,092	39,890
Operating lease right-of-use assets, net	13,701	11,065
Intangible assets, net	22,116	24,574
Goodwill	63,063	63,063
Deferred tax assets	34,831	35,735
Other assets	23,790	27,556
TOTAL ASSETS	$633,606	$781,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$140,918	$147,653
Accrued compensation and benefits	16,871	19,662
Accrued and other current liabilities	102,782	126,092
Deferred revenue	6,607	6,698
Total current liabilities	267,178	300,105
Non-current liabilities:
Long-term debt	118,000	236,000
Operating lease liabilities, non-current	10,967	8,445
Other liabilities	17,242	18,812
TOTAL LIABILITIES	$413,387	$563,362

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized, 60,856,628 shares issued and 51,305,013 shares outstanding as of June 30, 2023; one billion shares authorized, 60,175,020 share issued and 52,226,745 shares outstanding as of December 31, 2022.	61	60
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	462,209	455,831
Treasury stock, at cost − 9,551,615 shares as of June 30, 2023 and 7,948,275 shares as of December 31, 2022	(56,700)	(49,168)
Accumulated other comprehensive loss	(12,004)	(9,913)
Accumulated deficit	(173,347)	(179,024)
TOTAL STOCKHOLDERS’ EQUITY	220,219	217,786
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$633,606	$781,148

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,282	$(10,318)	$5,677	$(12,208)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on partial repurchase of debt	(22,594)	—	(22,594)	—
Depreciation and amortization of property and equipment	1,754	2,756	3,458	5,160
Amortization of capitalized software development costs	2,268	2,416	4,909	4,711
Amortization of intangible assets	853	1,584	2,449	3,153
Amortization of discount on marketable securities	(857)	—	(2,098)	—
Stock-based compensation	3,496	3,357	6,107	6,090
Non-cash operating lease expense	1,136	965	2,282	2,133
Provision for credit losses	2,196	1,227	4,835	978
Deferred income taxes	217	(3,655)	(220)	(3,995)
Other	(382)	2,476	(1,436)	3,530
Changes in operating assets and liabilities:
Accounts receivable	11,527	(7,362)	10,049	8,523
Prepaid expenses and other current assets	(5,134)	(6,016)	(536)	(4,598)
Accounts payable and other current liabilities	(5,384)	14,998	(33,401)	(16,123)
Operating lease liabilities	(1,007)	(839)	(2,145)	(1,936)
Deferred revenue	86	(755)	(231)	904
Other non-current assets and liabilities	2,370	677	4,244	2,548
Net cash provided by (used in) operating activities	1,827	1,511	(18,651)	(1,130)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	—	(285)	(34,524)
Purchases of property and equipment	(1,342)	(7,546)	(5,091)	(10,355)
Capitalized software development costs	(2,650)	(2,888)	(5,503)	(6,333)
Purchases of marketable securities	(27,956)	—	(60,718)	—
Proceeds from sales and maturities of marketable securities	115,388	—	151,003	—
Other	(3)	(111)	(8)	(97)
Net cash provided by (used in) investing activities	83,437	(10,545)	79,398	(51,309)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt obligations	(96,170)	—	(96,170)	—
Proceeds from exercise of common stock options and warrants	—	1,479	—	3,753
Treasury stock repurchases and share withholdings on vested awards	(1,177)	(7,854)	(7,532)	(9,572)
Principal payments on finance lease obligations	(519)	(857)	(1,028)	(1,871)
Payment of contingent consideration liability up to acquisition fair value	—	—	(547)	—
Net cash used in financing activities	(97,866)	(7,232)	(105,277)	(7,690)

Effect of exchange rate changes	(810)	(3,212)	(1,246)	(3,875)

Net decrease in cash, cash equivalents and restricted cash	$(13,412)	$(19,478)	$(45,776)	$(64,004)
Cash, cash equivalents and restricted cash — Beginning	73,401	411,066	105,765	455,592
Cash, cash equivalents and restricted cash — Ending	$59,989	$391,588	$59,989	$391,588

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$225,800	$250,883	$457,574	$505,099
Traffic acquisition costs	(171,224)	(191,554)	(350,800)	(382,250)
Other cost of revenue	(10,555)	(10,610)	(21,598)	(20,199)
Gross profit	44,021	48,719	85,176	102,650
Other cost of revenue	10,555	10,610	21,598	20,199
Ex-TAC gross profit	$54,576	$59,329	$106,774	$122,849
The following table presents the reconciliation of net income (loss) to Adjusted EBITDA, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$11,282	$(10,318)	$5,677	$(12,208)
Gain on repurchase of convertible debt	(22,594)	—	(22,594)	—
Interest expense	1,105	1,953	2,972	3,824
Interest income and other income (expense), net	(1,515)	3,828	(5,375)	4,909
Provision for income taxes	4,063	1,658	2,351	670
Depreciation and amortization	4,875	6,756	10,816	13,024
Stock-based compensation	3,496	3,357	6,107	6,090
Regulatory matter costs	486	(1,980)	1,096	(261)
Merger and acquisition, public company implementation costs(1)	—	610	—	1,424
Severance and related costs	2,305	—	3,148	—
Adjusted EBITDA	$3,503	$5,864	$4,198	$17,472

Net income (loss) as % of gross profit	25.6%	(21.2)%	6.7%	(11.9)%
Adjusted EBITDA as % of Ex-TAC gross profit	6.4%	9.9%	3.9%	14.2%
_______________________________________________
(1)Includes our public company implementation costs and costs related to our acquisition of video intelligence AG (“vi”) in January 2022.

OUTBRAIN INC.
Non-GAAP Reconciliations - Continued
(In thousands, except for share and per share data)
(Unaudited)
The following table presents the reconciliation of net income (loss) and diluted EPS to adjusted net loss and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$11,282	$(10,318)	$5,677	$(12,208)
Adjustments:
Gain on partial repurchase of debt	(22,594)	—	(22,594)	—
Regulatory matter costs	486	(1,980)	1,096	(261)
Merger and acquisition, public company implementation costs(1)	—	610	—	1,424
Severance and related costs	2,305	—	3,148	—
Total adjustments, before tax	(19,803)	(1,370)	(18,350)	1,163
Income tax effect	4,607	816	4,269	87
Total adjustments, after tax	(15,196)	(554)	(14,081)	1,250
Adjusted net loss	$(3,914)	$(10,872)	$(8,404)	$(10,958)

Diluted weighted average shares	51,223,988	57,590,308	51,329,055	57,414,636

Diluted net loss per share - reported	$0.21	$(0.18)	$0.11	$(0.21)
Adjustments, after tax	(0.29)	(0.01)	(0.27)	0.02
Diluted net loss per share - adjusted	$(0.08)	$(0.19)	$(0.16)	$(0.19)
_______________________________________________
(1)Includes our public company implementation costs and costs related to our acquisition of vi in January 2022.
The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,827	$1,511	$(18,651)	$(1,130)
Purchases of property and equipment	(1,342)	(7,546)	(5,091)	(10,355)
Capitalized software development costs	(2,650)	(2,888)	(5,503)	(6,333)
Free cash flow	$(2,165)	$(8,923)	$(29,245)	$(17,818)